       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 1997

                                        REGISTRATION NO. 34-______________


                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, D.C. 20549

                                    FORM 8-A

                           FOR REGISTRATION OF CERTAIN
                         CLASSES OF SECURITIES PURSUANT
                        TO SECTION 12(b) OR 12(g) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                            KAYNAR TECHNOLOGIES INC.
             (Exact name of registrant as specified in its charter)


                Delaware                                 33-0591091
--------------------------------------    -------------------------------------
   (State or other jurisdiction of         (I.R.S. Employer Identification No.)
    incorporation or organization)


      500 N. State College Blvd.,
    Suite 1000, Orange, California                          92868
-------------------------------------     ------------------------------------
        (Address of Principal                             (Zip Code)
         Executive Offices)


If this form relates to the               If this form relates to the
registration of a class of debt           registration of a class of debt
securities and is effective upon          securities and is to become
filing pursuant to General                effective simultaneously with the
Instruction A(c)(1) please check          effectiveness of a concurrent
the following box.  / /                   registration statement under the
                                          Securities Act of 1933 pursuant to
                                          General Instruction A(c)(2), please
                                          check the following box.  / /


Securities to be registered pursuant
to Section 12(b) of the Act:

       Title of Each Class                Name of Each Exchange on Which
       to be so Registered                Each Class is to be Registered
-------------------------------------     ------------------------------------

-------------------------------------     ------------------------------------

Securities to be registered pursuant
 to Section 12(g) of the Act:


                                  Common Stock
-------------------------------------------------------------------------------
                                (Title of class)

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE


ITEM 1. DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.

     The information included under the headings "Description of Capital Stock", including subheadings "Common Stock", "Series C Preferred Stock", "Other Preferred Stock", "The New Stockholders Agreement", "The Old Stockholders Agreement", and "Certain Anti-Takeover Effects," and "Dividend Policy" of the Registration Statement on Form S-1 of Kaynar Technologies Inc. (Registration No. 333-22345), as amended (the "Registration Statement") is incorporated herein by reference. The final Prospectus to be filed by Kaynar Technologies Inc. pursuant to Rule 424(b) is also deemed incorporated by reference herein upon such filing.


ITEM 2.  EXHIBITS.

     Pursuant to Instruction I, each exhibit listed in this Item 2 is being filed as an exhibit to the Pre-Effective Amendment No. 4 to the Registration Statement on Form S-1 (Registration No. 333-22345) (the "Registration Statement") being filed by the Company with the Securities and Exchange Commission, and such exhibits are hereby incorporated by reference into copies of this Registration Statement on Form 8-A being filed with the Commission and with the Nasdaq National Market System.

     1. Amended and Restated Certificate of Incorporation of the Company [incorporated by reference from Exhibit 3.1 of the Registration Statement].

     2. Amended and Restated By-laws of the Company [incorporated by reference from Exhibit 3.2 of the Registration Statement].

     3.   Specimen of Common Stock Certificate [incorporated by reference from
          Exhibit 4.1 of the Registration Statement].

     4. Stockholders Agreement, dated as of May 5, 1997 [incorporated by reference from Exhibit 10.10 of the Registration Statement].

                                    SIGNATURE

          Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.


                                                KAYNAR TECHNOLOGIES INC.


                                                By: /s/ David A. Werner
                                                   --------------------------
                                                   David A. Werner
                                                   Executive Vice President


Dated:  May 5, 1997